                                                            EXHIBIT 11.1
                             WEST MARINE, INC.
                       STATEMENT RE: COMPUTATION OF
                           NET INCOME PER SHARE
             (IN THOUSANDS, EXCEPT INCOME PER SHARE AMOUNTS)

                                              13 WEEKS  13 WEEKS  26 WEEKS  26 WEEKS
                                                ENDED     ENDED     ENDED     ENDED
                                               JUNE 28,  JUNE 29,  JUNE 28,  JUNE 29,
                                                 1997      1996      1997      1996
                                              --------  --------  --------  --------
Primary
-------
Net income                                    $ 11,158  $  7,577  $ 10,000  $  7,910
                                              ========  ========  ========  ========

Weighted average common shares outstanding      16,622    15,196    16,575    15,076

Common equivalent shares:
    Stock options                                1,169     1,266     1,055     1,166
                                              --------  --------  --------  --------

Weighted average common and
  common equivalent shares                      17,791    16,462    17,630    16,242
                                              ========  ========  ========  ========

Net income per common and common
  equivalent share                            $   0.63  $   0.46  $   0.57  $   0.49
                                              ========  ========  ========  ========

Fully diluted
-------------
Net income                                    $ 11,158  $  7,577  $ 10,000  $  7,910
                                              ========  ========  ========  ========


Weighted average shares outstanding             16,622    15,196    16,575    15,076

Common equivalent shares:
    Stock options                                1,169     1,334     1,055     1,342
                                              --------  --------  --------  --------

Weighted average common and
  common equivalent shares                      17,791    16,530    17,630    16,418
                                              ========  ========  ========  ========

Net income per common and common
   equivalent share                           $   0.63  $   0.46  $   0.57  $   0.48
                                              ========  ========  ========  ========

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